EXHIBIT 99.1

PennantPark Investment Corporation Announces Financial Results for the Third Quarter Ended June 30, 2026

MIAMI, Aug. 10, 2026 (GLOBE NEWSWIRE) -- PennantPark Investment Corporation (NYSE: PNNT) (the "Company") announced today financial results for the third quarter ended June 30, 2026.

HIGHLIGHTS
Quarter ended June 30, 2026 (unaudited)
($ in millions, except per share amounts)

Assets and Liabilities:
Investment portfolio (1)	$1,193.2
Net assets	$428.0
Net asset value per share	$6.56
Quarterly change in net asset value per share	(2.5)%

Credit Facility	$309.8
2026-2 Notes, net of unamortized deferred financing costs	$164.6
2029 Notes, net of unamortized deferred financing costs	$73.6
Regulatory debt to equity	1.29	x
Weighted average yield on debt investments	11.0%

Operating Results:
Net investment income	$8.9
Net investment income per share	$0.14
Core net investment income per share (2)	$0.14
Distributions declared per share – base	$0.12
Distributions declared per share – supplemental	$0.12

Portfolio Activity:
Purchases of investments (3)	$77.0
Sales and repayments of investments (3)	$145.5

PSLF Portfolio data:
PSLF investment portfolio	$1,278.4
Purchases of investments	$65.3
Sales and repayments of investments	$99.2

1. Includes investments in PennantPark Senior Loan Fund, LLC ("PSLF"), an unconsolidated joint venture, totaling $191.9 million, at fair value.
2. Core net investment income ("Core NII") is a non-GAAP financial measure. The Company believes that Core NII provides useful information to investors and management because it reflects the Company's financial performance excluding one-time or non-recurring investment income and expenses. The presentation of this additional information is not meant to be considered in isolation or as a substitute for financial results prepared in accordance with GAAP. For the quarter ended June 30, 2026, there were no one-time events resulting in $0.14 of Core NII.
3. Excludes U.S. Government Securities.

CONFERENCE CALL AT 12:00 P.M. EST ON AUGUST 11, 2026

PennantPark Investment Corporation (“we,” “our,” “us” or the “Company”) will also host a conference call at 12:00 p.m. (Eastern Time) on Tuesday, August 11, 2026 to discuss its financial results. All interested parties are welcome to participate. You can access the conference call by dialing toll-free (800) 330-6710 approximately 5-10 minutes prior to the call. International callers should dial (646) 769-9200. All callers should reference conference ID #3996420 or PennantPark Investment Corporation. An archived replay will also be available on a webcast link located on the Quarterly Earnings page in the Investor section of PennantPark’s website.

PORTFOLIO AND INVESTMENT ACTIVITY

"The credit quality of our investment portfolio remains healthy, reinforcing our confidence in its continued resilience and reflecting our disciplined investment approach on the core middle market. We remain focused on selectively rotating out of our equity positions and redeploying the proceeds into income generating debt investments," said Art Penn, Chairman and CEO. "Our exposure to the Government Services and Defense sector continues to outperform. During the quarter we generated a meaningful realization from an equity co-investment in a leading defense technology company. We will continue to focus on Government Services and Defense, one of our key verticals, and look to increase our exposure over time."

As of June 30, 2026, our portfolio totaled $1,193.2 million and consisted of $424.5 million or 35% of first lien secured debt, $269.3 million or 23% of U.S. Government Securities, $14.8 million or 1% of second lien secured debt, $209.2 million or 18% of subordinated debt (including $140.3 million or 12% in PSLF) and $275.4 million or 23% of preferred and common equity (including $51.6 million or 4% in PSLF). Our interest bearing debt portfolio consisted of 87% variable-rate investments and 13% fixed-rate investments. As of June 30, 2026, we had four portfolio companies on non-accrual, representing 2.5% and 0.8% percent of our overall portfolio on a cost and fair value basis, respectively. Overall, the portfolio had net unrealized appreciation (depreciation) of $(35.0) million as of June 30, 2026. Our overall portfolio consisted of 159 companies with an average investment size of $5.8 million (excluding U.S. Government Securities), had a weighted average yield on interest bearing debt investments of 11.0%.

As of September 30, 2025, our portfolio totaled $1,287.3 million and consisted of $582.4 million or 45% of first lien secured debt, $124.8 million or 10% of U.S. Government Securities, $18.2 million or 1% of second lien secured debt, $201.2 million or 16% of subordinated debt (including $140.3 million or 11% in PSLF) and $360.7 million or 28% of preferred and common equity (including $67.5 million or 5% in PSLF). Our interest bearing debt portfolio consisted of 91% variable-rate investments and 9% fixed-rate investments. As of September 30, 2025, we had four portfolio companies on non-accrual, representing 1.3% and 0.1% of our overall portfolio on a cost and fair value basis, respectively. Overall, the portfolio had net unrealized appreciation of $50.4 million as of September 30, 2025. Our overall portfolio consisted of 166 companies with an average investment size of $7.0 million (excluding U.S. Government Securities), had a weighted average yield on interest bearing debt investments of 11.0%.

For the three months ended June 30, 2026, we invested $77.0 million in five new and 49 existing portfolio companies with a weighted average yield on debt investment of 8.9%. For the three months ended June 30, 2026, sales and repayments of investments totaled $145.5 million including $65.3 million sold to PSLF. For the nine months ended June 30, 2026, we invested $300.4 million in 14 new and 84 existing portfolio companies with a weighted average yield on debt investments of 9.3%. For the nine months ended June 30, 2026, sales and repayments of investments totaled $532.1 million including $203.4 million sold to PSLF. The investments, sales and repayments noted above exclude all purchases and sales of U.S. Government Securities.

For the three months ended June 30, 2025, we invested $87.7 million in four new and 28 existing portfolio companies with a weighted average yield on debt investments of 10.0%. For the three months ended June 30, 2025, sales and repayments of investments totaled $132.2 million including $21.8 million sold to PSLF. For the nine months ended June 30, 2025, we invested $560.2 million in 19 new and 112 existing portfolio companies with a weighted average yield on debt investments of 10.5%. For the nine months ended June 30, 2025, sales and repayments of investments totaled $749.0 million including $462.8 million was sold to PSLF. The investments, sales and repayments noted above exclude all purchases and sales of U.S. Government Securities.

PennantPark Senior Loan Fund, LLC

As of June 30, 2026, PSLF’s portfolio totaled $1,278.4 million, consisted of 113 companies with an average investment size of $11.3 million and had a weighted average yield interest bearing debt investments of 9.5%.

As of September 30, 2025, PSLF’s portfolio totaled $1,265.9 million, consisted of 109 companies with an average investment size of $11.6 million and had a weighted average yield interest bearing debt investments of 10.1%.

For the three months ended June 30, 2026, PSLF invested $65.3 million in five new and 13 existing portfolio companies at weighted average yield interest bearing debt investments of 9.0%, including $65.3 million purchased from the Company. PSLF’s sales and repayments of investments for the same period totaled $99.2 million. For the nine months ended June 30, 2026, PSLF invested $205.3 million, including $203.4 million purchased from the Company, in 16 new and 24 existing portfolio companies at weighted average yield interest bearing debt investments of 9.1% PSLF’s sales and repayments of investments for the same period totaled $169.9 million.

For the three months ended June 30, 2025, PSLF invested $22.0 million, including $21.8 million purchased from the Company, in three new and one existing portfolio companies at weighted average yield on interest bearing debt investments of 9.8%. PSLF’s sales and repayments of investments for the same period totaled $71.4 million. For the nine months ended June 30, 2025, PSLF invested $545.7 million, including $462.8 million purchased from the Company, in 26 new and 57 existing portfolio companies at weighted average yield interest bearing debt investments 10.3%. PSLF's sales and repayments of investments for the same period totaled $228.8 million.

In June 2026, PSLF amended its revolving credit facility reducing the interest rate from SOFR plus 225 basis points to SOFR plus 210 basis points.

RESULTS OF OPERATIONS

Set forth below are the results of operations for the three and nine months ended June 30, 2026 and 2025.

Investment Income

For the three and nine months ended June 30, 2026, investment income was $24.8 million and $77.0 million, respectively, which was attributable to $12.8 million and $41.3 million from first lien secured debt, $0.5 million and $1.4 million from second lien secured debt, $6.6 million and $19.5 million from subordinated debt, $4.9 and $14.8 million from other investments, respectively. For the three and nine months ended June 30, 2025, investment income was $29.6 million and $94.4 million, respectively, which was attributable to $17.2 million and $56.1 million from first lien secured debt, $0.4 million and $3.4 million from second lien secured debt, $5.5 million and $16.0 million from subordinated debt and $6.5 million and $18.9 million from other investments, respectively. The decrease in investment income for three and nine months ended June 30, 2026, was primarily due to a decrease in our total portfolio size and a decrease in our weighted average yield on debt investments.

Expenses

For the three and nine months ended June 30, 2026, expenses totaled $15.9 million and $51.8 million, respectively, and were comprised of $8.8 million and $31.3 million of debt related interest and expenses, $3.5 million and $11.0 million of base management fees, $1.9 million and $3.9 million of incentive fees, $1.5 million and $4.3 million of general and administrative expenses and $0.2 million and $1.3 million of provision for excise taxes, respectively. For the three and nine months ended June 30, 2025, expenses totaled $17.8 million and $58.2 million, respectively, and were comprised of $9.2 million and $31.6 million of debt-related interest and expenses, $3.9 million and $12.2 million of base management fees, $2.5 million and $7.7 million of incentive fees, $1.5 million and $4.8 million of general and administrative expenses and $0.7 million and $1.9 million of provision for excise taxes, respectively. The decrease in expenses for the three and nine months ended June 30, 2026, was primarily due to a decrease in borrowing under our debt financings resulting in decrease in debt related interest expense.

Net Investment Income

For the three and nine months ended June 30, 2026, net investment income totaled $8.9 million and $25.2 million, or $0.14 per share and $0.39 per share, respectively. For the three and nine months ended June 30, 2025, net investment income totaled $11.8 million and $36.2 million, or $0.18 per share and $0.55 per share, respectively. The decrease in net investment income was primarily due to a decrease in investment income and partially offset by a decrease in expenses.

Net Realized Gains or Losses

For the three and nine months ended June 30, 2026, net realized gains (losses) totaled $12.0 million and $70.6 million, respectively. For the three and nine months ended June 30, 2025, net realized gains (losses) totaled $(0.5) million and $(30.8) million, respectively. The change in realized gains (losses) was primarily due to changes in the market conditions of our investments and the values at which they were realized.

Unrealized Appreciation or Depreciation on Investments and Debt

For the three and nine months ended June 30, 2026, we reported net change in unrealized appreciation (depreciation) on investments $(16.2) million and $(85.4) million, respectively. For the three and nine months ended June 30, 2025, we reported net change in unrealized appreciation (depreciation) on investment $(0.2) million and $29.3 million, respectively. As of June 30, 2026 and September 30, 2025, our net unrealized appreciation (depreciation) on investments totaled $(35.0) million and $50.4 million, respectively. The net change in unrealized appreciation (depreciation) on our investments was primarily due to changes in the capital market conditions of our investments and the values at which they were realized.

For the three and nine months ended June 30, 2026, the Truist Credit Facility had a net change in unrealized appreciation (depreciation) of $(0.3) million and $0.7 million, respectively. For the three and nine months ended June 30, 2025, the Truist Credit Facility had a net change in unrealized appreciation (depreciation) of $(2.9) million and $(1.0) million, respectively. As of June 30, 2026 and September 30, 2025, the net unrealized appreciation (depreciation) on the Truist Credit Facility totaled $1.7 million and $1.0 million, respectively. The net change in unrealized appreciation (depreciation) compared to the same periods in the prior period was primarily due to changes in the capital markets.

Net Change in Net Assets Resulting from Operations

For the three and nine months ended June 30, 2026, net increase (decrease) in net assets resulting from operations totaled $4.5 million and $11.1 million or $0.07 per share and $0.17 per share, respectively. For the three and nine months ended June 30, 2025, net increase (decrease) in net assets resulting from operations totaled $8.2 million and $33.7 million or $0.12 per share and $0.52 per share, respectively. The decrease from net operations for the three and nine months ended June 30, 2026, was primarily due to the operating performance of our portfolio and changes in capital market conditions of our investments along with change in size and cost yield of our debt portfolio and costs of financing.

LIQUIDITY AND CAPITAL RESOURCES

Our liquidity and capital resources are derived primarily from cash flows from operations, including investment sales and repayments, income earned, proceeds of securities offerings and debt financings. Our primary use of funds from operations includes investments in portfolio companies and payments of interest expense, fees and other operating expenses we incur. We have used, and expect to continue to use, our debt capital, proceeds from the rotation of our portfolio and proceeds from public and private offerings of securities to finance our investment objectives and operations.

As of June 30, 2026 and September 30, 2025, we had $311.5 million and $426.5 million, respectively, in outstanding borrowings under the Truist Credit Facility. The Truist Credit Facility had a weighted average interest rate of 5.9% and 6.5%, respectively, exclusive of the fee on undrawn commitment, as of June 30, 2026 and September 30, 2025.As of June 30, 2026 and September 30, 2025, we had $223.5 million and $73.5 million of unused borrowing capacity under the Truist Credit Facility, respectively, subject to leverage and borrowing base restrictions.

As of June 30, 2026 and September 30, 2025, we had cash and cash equivalents of $39.3 million and $51.8 million, respectively, available for investing and general corporate purposes. We believe our liquidity and capital resources are sufficient to allow us to effectively operate our business.

For the nine months ended June 30, 2026, our operating activities provided cash of $221.0 million and our financing activities used cash of $233.4 million. Our operating activities provided cash primarily due to our investment activities and our financing activities used cash primarily for repayments of our credit facility, repayment of the 2026 Notes and distributions paid to stockholders, partially offset by proceeds received from the 2029 Notes issuance.

For the nine months ended June 30, 2025, our operating activities provided cash of $212.6 million and our financing activities used cash of $192.0 million. Our operating activities provided cash primarily due to our investment activities and our financing activities used cash primarily for repayments of our credit facility and distributions paid to stockholders.

DISTRIBUTIONS

During the three months ended June 30, 2026, we declared base distributions of $0.12 per share, and supplemental distributions of $0.12 per share, for total distributions of $15.7 million. During the nine months ended June 30, 2026, we declared base distributions of $0.56 per share, and supplemental distributions of $0.16 per share, for total distributions of $47.0 million. During the three and nine months ended June 30, 2025, we declared base distributions of $0.24 and $0.72 per share, for total distribution of $15.7 million and $47.0 million. We monitor available net investment income to determine if a return of capital for tax purposes may occur for the fiscal year. To the extent our taxable earnings fall below the total amount of our distributions for any given fiscal year, stockholders will be notified of the portion of those distributions deemed to be a tax return of capital. Tax characteristics of all distributions will be reported to stockholders subject to information reporting on Form 1099-DIV after the end of each calendar year and in our periodic reports filed with the SEC.

RECENT DEVELOPMENTS

In July 2026, PSLF partially refinanced its 2035 Asset-Backed Debt Securitization. As a result of this refinancing, the weighted average cost of capital decreased from SOFR plus 2.66% to SOFR plus 1.69%.

AVAILABLE INFORMATION

The Company makes available on its website its Quarterly Report on Form 10-Q filed with the SEC and stockholders may find the report on our website at www.pennantpark.com.

PENNANTPARK INVESTMENT CORPORATION AND SUBSIDIARIES CONSOLIDATED STATEMENTS OF ASSETS AND LIABILITIES (In thousands, except share data)
	June 30, 2026
	(unaudited)	September 30, 2025
Assets
Investments at fair value
Non-controlled, non-affiliated investments (amortized cost—$850,440 and $853,416, respectively)	$834,543	$857,415
Non-controlled, affiliated investments (amortized cost—$36,561 and $36,561, respectively)	—	4,891
Controlled, affiliated investments (amortized cost—$341,190 and $346,911, respectively)	358,629	424,967
Total investments (amortized cost—$1,228,191 and $1,236,888, respectively)	1,193,172	1,287,273
Cash equivalents (cost—$11,542 and $30,711, respectively)	11,542	30,711
Cash (cost—$27,710 and $21,028, respectively)	27,710	21,072
Interest receivable	5,549	5,261
Receivable for investments sold	19,594	—
Distribution receivable	4,415	4,694
Due from affiliates	98	168
Prepaid expenses and other assets	892	375
Total assets	1,262,972	1,349,554
Liabilities
Truist Credit Facility payable, at fair value (cost—$311,456 and $426,456, respectively)	309,755	425,477
2026 Notes payable (par— zero and $150,000, unamortized deferred financing cost of $ — and $527, respectively)	—	149,473
2026 Notes-2 payable (par— $165,000, unamortized deferred financing cost of $427 and $1,067, respectively)	164,573	163,933
2029 Notes payable (par — $75,000 and zero, respectively, unamortized deferred financing cost of $1,393 and $ —, respectively)	73,607	—
Payable for investment purchased	269,308	130,007
Interest payable on debt	4,046	6,281
Distributions payable	5,224	—
Accounts payable and accrued expenses	3,046	4,342
Base management fee payable	3,500	4,005
Incentive fee payable	1,881	2,086
Total liabilities	834,940	885,604
Commitments and contingencies
Net assets
Common stock, 65,296,094 and 65,296,094 shares issued and outstanding, respectively
Par value $0.001 per share and 200,000,000 shares authorized	65	65
Paid-in capital in excess of par value	740,506	740,506
Accumulated deficit	(312,539)	(276,621)
Total net assets	$428,032	$463,950
Total liabilities and net assets	$1,262,972	$1,349,554
Net asset value per share	$6.56	$7.11

PENNANTPARK INVESTMENT CORPORATION AND SUBSIDIARIES CONSOLIDATED STATEMENTS OF OPERATIONS (In thousands, except share data) (Unaudited)
	Three Months Ended June 30,		Nine Months Ended June 30,
	2026	2025	2026	2025
Investment income:
From non-controlled, non-affiliated investments:
Interest	$11,979	$12,659	$37,522	$46,411
Payment-in-kind	1,866	1,569	6,374	4,554
Dividend income	286	560	818	1,566
Other income	276	617	661	1,319
From controlled, affiliated investments:
Interest	6,174	8,217	18,748	23,360
Payment-in-kind	—	355	—	1,178
Dividend income	4,184	5,578	12,830	16,008
Other income	—	—	—	27
Total investment income	24,765	29,555	76,953	94,423
Expenses:
Interest and expenses on debt	8,817	9,196	27,424	31,254
Base management fee	3,500	3,889	11,021	12,174
Incentive fee	1,881	2,502	3,862	7,682
General and administrative expenses	1,050	1,050	2,900	3,450
Administrative services expenses	450	450	1,350	1,400
Expenses before amendment costs, debt issuance costs and provision for taxes	15,698	17,087	46,557	55,960
Provision for taxes on net investment income	200	670	1,310	1,920
Credit facility amendment and debt issuance costs	—	—	3,885	324
Total expenses	15,898	17,757	51,752	58,204
Net investment income	8,867	11,798	25,201	36,219
Realized and unrealized gain (loss) on investments and debt:
Net realized gain (loss) on investments and debt:
Non-controlled, non-affiliated investments	12,056	(475)	8,668	(30,749)
Non-controlled and controlled, affiliated investments	—	—	61,986	—
Provision for taxes on realized gain on investments	(22)	(1)	(35)	(50)
Net realized gain (loss) on investments and debt	12,034	(476)	70,619	(30,799)
Net change in unrealized appreciation (depreciation) on:
Non-controlled, non-affiliated investments	(19,487)	(547)	(19,944)	12,594
Non-controlled and controlled, affiliated investments	3,329	347	(65,504)	16,699
Debt appreciation (depreciation)	(274)	(2,972)	723	(1,023)
Net change in unrealized appreciation (depreciation) on investments and debt	(16,432)	(3,172)	(84,725)	28,270
Net realized and unrealized gain (loss) from investments and debt	(4,398)	(3,648)	(14,106)	(2,529)
Net increase (decrease) in net assets resulting from operations	$4,469	$8,150	$11,095	$33,690
Net increase (decrease) in net assets resulting from operations per common share	$0.07	$0.12	$0.17	$0.52
Net investment income per common share	$0.14	$0.18	$0.39	$0.55

ABOUT PENNANTPARK INVESTMENT CORPORATION

PennantPark Investment Corporation is a business development company which primarily invests in U.S. middle-market private companies in the form of first lien secured debt, second lien secured debt, subordinated debt and equity investments. PennantPark Investment Corporation is managed by PennantPark Investment Advisers, LLC.

ABOUT PENNANTPARK INVESTMENT ADVISERS, LLC

PennantPark Investment Advisers, LLC, a leading middle market credit platform, and its affiliates, manage approximately $10 billion of investable capital, including available leverage. Since its inception in 2007, PennantPark Investment Advisers, LLC has provided investors access to middle market credit by offering private equity firms and their portfolio companies as well as other middle-market borrowers a comprehensive range of creative and flexible financing solutions. PennantPark Investment Advisers, LLC is headquartered in Miami and has offices in New York, Chicago, Houston, Los Angeles, Amsterdam, and Zurich. For more information about PennantPark and affiliates, please go to our website at www.pennantpark.com.

FORWARD-LOOKING STATEMENTS AND OTHER

This press release may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. You should understand that under Section 27A(b)(2)(B) of the Securities Act of 1933, as amended, and Section 21E(b)(2)(B) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995 do not apply to forward-looking statements made in periodic reports PennantPark Investment Corporation files under the Exchange Act. All statements other than statements of historical facts included in this press release are forward-looking statements and are not guarantees of future performance or results and involve a number of risks and uncertainties. Actual results may differ materially from those in the forward-looking statements as a result of a number of factors, including those described from time to time in filings with the SEC. PennantPark Investment Corporation undertakes no duty to update any forward-looking statement made herein. You should not place undue influence on such forward-looking statements as such statements speak only as of the date on which they are made.

We may use words such as “anticipates,” “believes,” “expects,” “intends,” “seeks,” “plans,” “estimates” and similar expressions to identify forward-looking statements. Such statements are based on currently available operating, financial and competitive information and are subject to various risks and uncertainties that could cause actual results to differ materially from our historical experience and our present expectations.

The information contained herein is based on current tax laws, which may change in the future. The Company cannot be held responsible for any direct or incidental loss resulting from applying any of the information provided in this publication or from any other source mentioned. The information provided in this material does not constitute any specific legal, tax or accounting advice. Please consult with qualified professionals for this type of advice.

Contact:	Richard T. Allorto, Jr.
PennantPark Investment Corporation
(212) 905-1000
www.pennantpark.com